                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              InfoCure Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              INFOCURE CORPORATION
                            239 ETHAN ALLEN HIGHWAY
                         RIDGEFIELD, CONNECTICUT 06877

                                 JUNE 15, 2001

Dear Stockholder:

     We cordially invite you to attend the 2001 Annual Meeting of Stockholders of InfoCure Corporation to be held on Friday, July 13, 2001 at Ridgefield Community Center, 316 Main Street, Ridgefield, Connecticut 06877. The meeting will begin promptly at 10:00 a.m., local time, and we hope that it will be possible for you to attend.

     The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the attached Proxy Statement.

     Please date, sign, and return your proxy card in the enclosed envelope as soon as possible or follow the instructions on the proxy card to vote over the Internet to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy card or voted over the Internet.

     On behalf of your Board of Directors, thank you for your continued support and interest in InfoCure Corporation.

                             Sincerely,

                             /s/ Joseph M. Walsh
                             Joseph M. Walsh
                             Chairman of the Board, President and
                             Chief Executive Officer

                              INFOCURE CORPORATION
                            239 ETHAN ALLEN HIGHWAY
                         RIDGEFIELD, CONNECTICUT 06877
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD FRIDAY, JULY 13, 2001
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of InfoCure Corporation will be held on Friday, July 13, 2001 at 10:00 a.m., local time, at Ridgefield Community Center, 316 Main Street, Ridgefield, Connecticut 06877, for the following purposes:

     1. To elect six (6) members of the Board of Directors to hold office until the 2002 Annual Meeting of Stockholders.

     2. To ratify the selection by the Board of Directors for the year ending December 31, 2001 of BDO Seidman, LLP as independent auditors for InfoCure.

     3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Only the holders of record of common stock of InfoCure Corporation at the close of business on May 16, 2001 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. A list of stockholders as of the close of business on May 16, 2001 will be available, during ordinary business hours, for 10 days prior to the meeting date for examination by any stockholder, his, her or its agent, or his, her or its attorney.

     Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors,

                                          /s/ Joseph M. Walsh
                                          Joseph M. Walsh
                                          Chairman of the Board, President and
                                          Chief Executive Officer

June 15, 2001
Ridgefield, Connecticut

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE OVER THE INTERNET IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD OWNER A PROXY IN YOUR NAME.

                              INFOCURE CORPORATION
                            239 ETHAN ALLEN HIGHWAY
                         RIDGEFIELD, CONNECTICUT 06877

                             ---------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD FRIDAY, JULY 13, 2001

                             ---------------------

     The 2001 Annual Meeting of Stockholders of InfoCure Corporation will be held on Friday, July 13, 2001, at Ridgefield Community Center, 316 Main Street, Ridgefield, Connecticut 06877, beginning promptly at 10:00 a.m., local time. The enclosed form of proxy is solicited by our Board of Directors. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to holders of our common stock on or about June 15, 2001.

     As used in this Proxy Statement, the terms "InfoCure" and the "Company" each refers to InfoCure Corporation and shall include its subsidiaries, unless the context otherwise requires.

                               ABOUT THE MEETING

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

     You are receiving a Proxy Statement and proxy card because you own shares of common stock in InfoCure. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

     When you sign the proxy card, you appoint Joseph M. Walsh, Michael A. Manto and Stephen L. Hicks, Esq. as your representatives at the meeting. Messrs. Walsh, Manto and Hicks will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting in case your plans change.

     If an issue comes up for vote at the meeting that is not on the proxy card, Messrs. Walsh, Manto and Hicks will vote your shares in accordance with their best judgment.

WHAT AM I VOTING ON?

     You are being asked to vote on:

     - the election of six directors; and

     - the ratification of the appointment of BDO Seidman, LLP as our independent auditors.

     No cumulative voting rights are authorized, and dissenters' rights are not applicable to these matters.

WHO IS ENTITLED TO VOTE?

     Only holders of record of common stock of InfoCure as of the close of business on May 16, 2001. This is referred to as the "Record Date." Each share of common stock is entitled to one vote.

HOW DO I VOTE?

     You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted for the named nominees for directors and for the ratification of the appointment of the independent auditors.

     You may vote over the Internet. You can access the Internet voting system at the Web address www.votestock.com. After you submit the log-in number located on your proxy card, you will be able to vote your shares through an electronic ballot.

     You may vote in person at the meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in "street name" (through a broker or other nominee), you must request a legal proxy from your stockbroker or other nominee in order to vote at the meeting.

HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

     Shares are counted as present at the meeting if the holder of those shares either is present and votes in person at the meeting or has properly submitted a proxy card.

     As of the Record Date, 37,167,720 shares of our common stock were issued and outstanding. One-third of our outstanding shares as of the Record Date, equal to 12,389,240 shares, must be present at the meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a "quorum."

     Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. "Broker non-votes" are shares that are held in a street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

     If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means that you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards to ensure that all your shares are voted.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

     You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

     - sending written notice to our Corporate Secretary at 239 Ethan Allen Highway, Ridgefield, Connecticut 06877;

     - signing another proxy with a later date; or

     - voting in person at the meeting.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

     If your shares are held in a street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain "routine" matters, such as the election of directors. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

     A brokerage firm cannot vote customers' shares on non-routine matters. Therefore, if your shares are held in a street name and you do not vote your proxy, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

HOW MANY VOTES MUST THE NOMINEES FOR ELECTION AS DIRECTORS RECEIVE TO BE
ELECTED?

     The six nominees receiving the highest number of affirmative votes will each be elected as a director. This number is called a plurality.

     If a nominee is unable to stand for election, the Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than six nominees.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE SELECTION OF THE INDEPENDENT
AUDITORS?

     The selection of the independent auditors requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote.

HOW WILL VOTES BE COUNTED?

     Election of Directors. You may vote "FOR" or you may "WITHHOLD AUTHORITY" on voting for each nominee. A properly executed proxy marked "WITHHOLD AUTHORITY" will not be voted, although it will be counted for purposes of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote "FOR" each of the nominees for director. You may withhold authority to vote for a particular nominee by marking the "FOR" box and striking a line through the name of the nominee. Your shares will then be voted only for the remaining nominees.

     Ratification of the Selection of Independent Auditors. You may vote "FOR" or "AGAINST" the ratification of the selection of the independent auditors, or you may "ABSTAIN" from voting on this issue. Abstentions are counted for purposes of establishing a quorum. Because ratification of the selection of the independent auditors requires a vote "FOR" such ratification by a majority of shares voting, abstentions and "broker non-votes" will have no effect on the outcome of voting on this matter. If you just sign your proxy card with no further instructions, your shares will be counted as a vote "FOR" the ratification of the selection of the independent auditors.

     All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and "broker non-votes."

IS MY VOTE CONFIDENTIAL?

     Yes. Only the inspector of elections and certain employees will have access to your proxy card. They will tabulate and certify the vote. All comments will remain confidential unless you ask that your name be disclosed.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

     We will announce preliminary voting results at the meeting and will publish the final results in our quarterly report on Form 10-Q for the third quarter of 2001. That report is filed with the Securities and Exchange Commission, and you can obtain a copy by contacting our Corporate Secretary at (203) 894-1300, the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the Securities and Exchange Commission's EDGAR system at www.sec.gov.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS


     In connection with the spin-off of InfoCure's dental business through a pro rata distribution to its stockholders of all the outstanding common stock of PracticeWorks, Inc. (the "PracticeWorks Spin-Off"), as of March 5, 2001, four members of the Board of Directors resigned. The Board of Directors accepted these resignations, increased the size of the Board to six directors and appointed five additional individuals to serve as directors until the Annual Meeting. Effective June 6, 2001, Frederick L. Fine resigned as Chairman and member of the Board of Directors. On June 13, 2001, David B. Shepherd was appointed to the Board. The Board of Directors has nominated the six individuals currently serving as directors to stand for re-election as directors at the Annual Meeting. Each director elected at the Annual Meeting will serve for a one-year term expiring at the 2002 Annual Meeting of Stockholders, subject to the election and qualification of his successor and to his earlier death, resignation or removal.


     Except as otherwise provided herein, the proxy cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The Board of Directors has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting any of the nominees should be unable to serve or, for good cause, will not serve, the persons named in the proxy will vote as recommended by the Board of Directors to elect substitute nominees recommended by the Board of Directors. In no event can a proxy be voted to elect more than six directors.

     The following list sets forth the names of the nominees and also contains, as to each nominee, certain biographical information, a brief description of principal occupation and business experience, and certain other information. This information has been furnished by the respective individuals.

     Joseph M. Walsh, age 41, has served as President and Chief Executive Officer and as a director of InfoCure since March 2001. On June 6, 2001, Mr. Walsh was appointed Chairman of the Board of Directors. From April 2000 until March 2001, Mr. Walsh served as president of InfoCure's VitalWorks division. From 1987 until April 2000, Mr. Walsh served as president and chief executive officer of Micro-Designs Software Corporation, a healthcare practice management company specializing in oral and maxillofacial and plastic surgery practices. InfoCure acquired Micro-Designs in 1998.

     Stephen N. Kahane, M.D., M.S., age 43, has served as Vice Chairman and Chief Strategy Officer and as a director of InfoCure since March 2001. From November 1999 until March 2001, Dr. Kahane served as President of E-Health for InfoCure and then as Chief Strategy Officer of InfoCure's VitalWorks division. From October 1996 until November 1999, he served as president and chief executive officer of Datamedic Holding Corp., a practice management and clinical software company specializing in ophthalmology and general medical practices. Datamedic was acquired by InfoCure in 1999. From October 1988 to October 1996, Dr. Kahane was a co-founder and senior executive at a clinical software company, Clinical Information Advantages, Inc. Dr. Kahane also trained and served on the faculty at The Johns Hopkins Medical Center.


     Michael A. Manto, age 43, has served as Executive Vice President and as a director of InfoCure since March 2001. On April 24, 2001, Mr. Manto was appointed Chief Financial Officer of InfoCure. From July 2000 until March 2001, he served as Executive Vice President of InfoCure's VitalWorks division. From 1991 until 2000, Mr. Manto was with Hyperion Solutions Corporation, a multinational business software company, where he served as vice president and corporate controller. Mr. Manto also served as interim chief financial officer of Hyperion Software Corporation. From 1980 to 1991, Mr. Manto, a certified public accountant, served in various capacities with Ernst & Young LLP.

     Kenneth R. Adams, age 65, has served as a director of InfoCure since March 2001. From 1984 until his retirement in 1998, Mr. Adams served in various capacities with SunGard Data Systems Inc., a provider of integrated information technology solutions to the financial services industry. From October 1988 until December 1995, Mr. Adams was chairman and chief executive officer of the SunGard Disaster Recovery business unit, and from January 1996 until December 1998, Mr. Adams served as chief executive officer of SunGard Healthcare Systems Inc.


     Stephen J. DeNelsky, age 33, has served as a director of InfoCure since March 2001. In December 2000, he founded Sapphire Capital Management LLC, a New York-based investment fund, and he currently serves as its managing partner. From June 1999 until December 2000, Mr. DeNelsky was a senior research analyst at Credit Suisse First Boston's Health Care Equity Research Group, covering primarily the healthcare information technology and e-health sectors. From January 1996 to June 1999, Mr. DeNelsky occupied senior research analyst positions at Deutsche Banc Alex. Brown, ING Barings Furman Selz and McDonald & Company Securities.



     David B. Shepherd, age 50, has served as a director of InfoCure since June 2001. Since 1990, Mr. Shepherd has served, and continues to serve, as a vice president and as the chief financial officer of Louis Dreyfus Property Group Inc., an international commercial property company owned by Societe Anonyme Louis Dreyfus & Cie, a diversified multinational company. Prior to joining Louis Dreyfus, from 1975 until 1990, Mr. Shepherd, a certified public accountant, served in various capacities with Ernst & Young LLP.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.


MEETINGS OF THE BOARD OF DIRECTORS

     In 2000, the Board of Directors held three regular meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The Board of Directors has established an Audit Committee. During 2000, the Audit Committee consisted of James D. Elliott and Raymond H. Welsh, each of whom during his tenure was independent as defined by the rules of the Nasdaq Stock Market. In connection with the PracticeWorks Spin-Off, as of March 5, 2001, Messrs. Elliott and Welsh resigned from the Audit Committee. Messrs. Adams and DeNelsky were appointed to the Audit Committee as of April 24, 2001, and as of June 13, 2001, Mr. Shepherd was appointed to the committee. Messrs. Adams, DeNelsky and Shepherd are each independent as defined by the rules of the Nasdaq Stock Market.

     As appropriate, the Audit Committee reviews and evaluates, and discusses with management, internal accounting, financial and auditing personnel and the independent accountants, the following:

     - the plan for, and the independent accountants' report on, each audit of the Company's financial statements;

     - the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to the Company's stockholders;

     - changes in the Company's accounting practices, principles, controls or methodologies;

     - significant developments or changes in accounting rules applicable to the Company; and

     - the adequacy of the Company's internal controls and accounting, financial and auditing personnel.


     The Audit Committee also reviews and discusses the audited financial statements and the matters required by Statement on Auditing Standards (SAS) 61, as modified (Communication with Audit

Committees) with the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Audit Committee, among other things, the following:

     - methods to account for significant unusual transactions;

     - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the accountants' conclusions regarding the reasonableness of those estimates; and

     - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     The Audit Committee also reviews the written disclosures and the letter provided by the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires accountants annually to disclose in writing all relationships that in the accountants' professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discusses with the independent auditors their independence from the Company.

     The Audit Committee held three meetings during 2000. In April 2001, the Board of Directors adopted a written charter for the Audit Committee, a copy of which is attached as Annex A to this Proxy Statement.


     Compensation Committee. The Board of Directors has established a Compensation Committee. During 2000, the Compensation Committee consisted of Messrs. Elliott and Welsh. In connection with the PracticeWorks Spin-Off, as of March 5, 2001, Messrs. Elliott and Welsh resigned from the Compensation Committee. Messrs. Adams and DeNelsky were appointed to the Compensation Committee as of April 24, 2001, and as of June 13, 2001, Mr. Shepherd was appointed to the committee.


     It is the Compensation Committee's responsibility to:

     - establish the compensation policies applicable to the executive officers and determine the annual compensation of each executive officer;

     - exercise all rights, authority and functions of the Board of Directors under the various stock incentive plans; and

     - perform such other duties as the Board of Directors from time to time may direct.

     Executive Committee. During 2000, the Board of Directors had established an Executive Committee which consisted of Mr. Fine, Richard E. Perlman and James
K. Price. The Executive Committee did not hold any meetings in 2000. As of March 5, 2001, the Company no longer has an Executive Committee.

     The Executive Committee had the authority to act on behalf of the Board of Directors in the management or direction of the business and affairs of InfoCure to the extent authorized by a resolution of a majority of the entire Board of Directors and subject to any limitations that may be imposed by the laws of the State of Delaware.

     Nominating Committee. During 2000, InfoCure did not have, and does not currently have, a standing nominating committee.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the directors, executive officers and the holders of more than 10% of InfoCure's common stock to file with the Securities and Exchange Commission initial reports of ownership of InfoCure's common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of copies of reports filed by reporting persons or written representations from certain reporting persons that no Form 5 filing was required for such person, we believe that during fiscal year 2000, all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Exchange Act.

COMPENSATION OF DIRECTORS


     We compensate our independent directors through the InfoCure Corporation Directors Stock Option Plan, adopted by our directors and approved by our stockholders in June 1998. The Directors Stock Option Plan provides to each director who is not an employee of InfoCure or its subsidiaries, at the time he or she is first appointed or elected to the Board of Directors, an option to purchase 10,000 shares of common stock. On each anniversary of such director's service on the Board, each non-employee director receives annual grants of options to purchase 2,500 shares of common stock. The Directors Stock Option Plan also allows the Compensation Committee of the Board of Directors to make additional grants of options to non-employee directors. All options granted under the Directors Stock Option Plan vest at a rate of 50% upon completion of one year of service as a director after the date of grant and 50% upon completion of the second year of service as a director after the date of grant. Generally, no option is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable only by the optionee during his or her lifetime. The exercise price of all options will be the fair market value of the shares of common stock on the date of grant, and the term of each option may not exceed ten years. Unless terminated sooner by the Board of Directors, the Directors Stock Option Plan will continue in effect for a period of ten years or until all options outstanding thereunder have expired or been exercised. As of December 31, 2000, there were 200,000 shares of common stock reserved for issuance under the Directors Stock Option Plan. In connection with the PracticeWorks Spin-Off, the number of shares reserved for issuance under such plan was adjusted to 423,334 shares of common stock. As of December 31, 2000, options to acquire 70,000 shares of our common stock had been granted pursuant to the Directors Stock Option Plan at a weighted average exercise price of $8.94 per share. In connection with the PracticeWorks Spin-Off, these options were converted into options to purchase shares of PracticeWorks common stock and, accordingly, these options to purchase shares of InfoCure common stock were cancelled. In 2001, options to acquire 60,000 shares of our common stock were granted to our new non-employee directors pursuant to the Directors Stock Option Plan at a weighted average exercise price of $1.85 per share.


STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning beneficial ownership of our outstanding common stock as of March 31, 2001 by:

     - each stockholder that we know is the beneficial owner of more than 5% of our common stock;

     - each of our directors;

     - each individual named in the Summary Compensation Table; and

     - all directors and current executive officers as a group.

     Information with respect to "beneficial ownership" shown in the table below is based on information supplied by the respective beneficial owners. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. For purposes of calculating the percentage beneficially owned by a particular beneficial owner, the shares of common stock deemed outstanding include 37,167,352 shares outstanding as of March 31, 2001, plus all common stock issuable on exercise of options within 60 days of March 31, 2001 held by the particular beneficial owner ("Presently Exercisable Options"). Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, the mailing address of each beneficial owner is c/o InfoCure Corporation, 239 Ethan Allen Highway, Ridgefield, Connecticut 06877.


                                                                 SHARES        PERCENTAGE
                                                              BENEFICIALLY    BENEFICIALLY
                  NAME OF BENEFICIAL OWNER                       OWNED           OWNED
                  ------------------------                    ------------    ------------
WebMD Corporation(1)........................................   1,929,012           5.2%
Frederick L. Fine(2)........................................   2,364,284           6.2
Richard E. Perlman(3).......................................   1,058,452           2.8
James K. Price(3)...........................................   1,333,752           3.6
James A. Cochran(3).........................................       1,060             *
Joseph M. Walsh(4)..........................................   1,054,501           2.8
Stephen N. Kahane, M.D., M.S.(5)............................     609,408           1.6
Michael A. Manto(6).........................................     398,437           1.1
Kenneth R. Adams............................................      44,000             *
Stephen J. DeNelsky.........................................      36,700             *
David B. Shepherd...........................................       2,500             *
All directors and current executive officers as a group (11
  persons)(7)...............................................   4,601,830          11.5


---------------

 *  Less than one percent.
(1) Based solely upon the Schedule 13G filed by WebMD Corporation on February 14, 2001. The mailing address for WebMD is River Drive Center 2, 669 River Drive, Elmwood Park, New Jersey 07407-1361.

(2) Includes options to purchase 996,208 shares of our common stock (of which 232,833 shares were cancelled as of June 6, 2001) and 9,544 shares held in a trust for the benefit of Mr. Fine's children and a charitable trust over which he has sole voting and investment control. As of June 6, 2001, Mr. Fine resigned as a director of InfoCure and in connection therewith, Mr. Fine and InfoCure entered into a mutual Separation Agreement pursuant to which Mr. Fine's options to purchase 931,334 shares of InfoCure common stock were cancelled, of which options to purchase 232,833 shares had vested. (See "Employment Contracts and Change of Control Arrangements" below).

(3) In connection with the PracticeWorks Spin-Off, Messrs. Perlman, Price and Cochran resigned from their positions at InfoCure to take executive positions at PracticeWorks. The mailing address for Messrs. Perlman, Price and Cochran is c/o PracticeWorks, Inc., 1765 The Exchange, Suite 200, Atlanta, Georgia 30339.
(4) Includes options to purchase 635,001 shares of our common stock.
(5) Includes options to purchase 563,086 shares of our common stock.
(6) Includes options to purchase 396,875 shares of our common stock.
(7) Includes options to purchase 2,680,070 shares of our common stock.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table sets forth information regarding total compensation paid by InfoCure for services rendered by our Chief Executive Officer and our other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 during 2000 (collectively, the "Named Executive Officers"). The individuals listed in the table held their positions at December 31, 2000. In connection with the PracticeWorks Spin-Off, Messrs. Perlman, Price and Cochran resigned as executive officers of InfoCure to take executive positions at PracticeWorks, and Mr. Fine resigned as our Chief Executive Officer and President. Mr. Fine served as our Chairman of the Board of Directors after the PracticeWorks Spin-Off until his resignation on June 6, 2001. Mr. Fine is no longer an officer or employee of InfoCure.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                    COMPENSATION
                                                                               -----------------------
                                      ANNUAL COMPENSATION          OTHER       RESTRICTED   SECURITIES
                                  ---------------------------      ANNUAL        STOCK      UNDERLYING    ALL OTHER
                                  FISCAL    SALARY     BONUS    COMPENSATION     AWARDS      OPTIONS     COMPENSATION
  NAME AND PRINCIPAL POSITION      YEAR      ($)        ($)        ($)(1)        ($)(2)        (#)          ($)(3)
  ---------------------------     ------   --------   -------   ------------   ----------   ----------   ------------
Frederick L. Fine...............   2000    $145,833   $ 4,000     $    --       $     --    1,200,200       $9,350
  Chief Executive Officer          1999     125,000    19,500      15,683             --      440,200        9,621
  and President                    1998     124,000    33,333      16,911        428,750      350,200        9,600
Richard E. Perlman(4)...........   2000     215,833        --          --             --    1,200,100           --
  Chairman of the Board            1999     120,000    23,500      17,380             --      440,100        4,000
  and Treasurer                    1998     120,000    33,333          --        367,500      320,000           --
James K. Price(4)...............   2000     209,375     4,000          --             --    1,200,200        9,600
  Executive Vice President         1999     125,000    19,500      19,452             --      440,200        9,600
  and Secretary                    1998     125,000    33,333      19,270        367,500      320,200           --
James A. Cochran(4)(5)..........   2000     145,334    25,000      18,000             --      250,100           --
  Senior Vice President --         1999      52,083        --       7,500             --      300,000           --
  Finance and Chief Financial
  Officer

---------------
(1) The amounts presented for Mr. Cochran in 2000 include an automobile allowance for the use of a vehicle in the amount of $12,000 and compensation for business expenses in the amount of $6,000. The amounts presented for 1999 include an automobile allowance for the use of a vehicle in the amount of $9,683 for Mr. Fine, $11,380 for Mr. Perlman, $13,452 for Mr. Price and $5,000 for Mr. Cochran and compensation for business expenses in the amount of $6,000 for each of Messrs. Fine, Perlman and Price and $2,500 for Mr. Cochran. The amounts presented for 1998 include an automobile allowance for the use of a vehicle in the amount of $10,911 for Mr. Fine and $13,270 for Mr. Price and compensation for business expenses in the amount of $6,000 for Messrs. Fine and Price. The compensation set forth in this column does not include compensation in the form of perquisites or other personal benefits for Mr. Perlman in fiscal years 1998 and 2000 and Messrs. Price and Fine in 2000 because such perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for Messrs. Perlman, Price and Fine for such years.
(2) The amounts presented represent the value on the date of grant of restricted stock awards of 70,000 shares to Mr. Fine, 60,000 shares to Mr. Perlman and 60,000 shares to Mr. Price, calculated based on the closing price of InfoCure's common stock as reported on The Nasdaq National Market on the date of grant. One-half of the shares awarded to Messrs. Fine, Perlman and Price vested in the first quarter of 1999, and the remaining shares vested in the third quarter of 1999. In January 1999, InfoCure entered into agreements with each of Messrs. Fine, Perlman and Price pursuant to which the benefit of the restricted stock awards was credited to a deferred compensation arrangement upon vesting of the restricted stock. The value of the restricted stock awards as of December 29, 2000, calculated as of the closing price for our common stock on such date, was $262,500 for Mr. Fine and $225,000 for each of Messrs. Perlman and Price.
(3) The amounts presented represent InfoCure's contribution to the 401(k) savings plan.
(4) In connection with the PracticeWorks Spin-Off, these individuals' options converted into options to acquire shares of PracticeWorks common stock. Accordingly, these individuals' options to acquire InfoCure common stock were cancelled.
(5) Mr. Cochran joined InfoCure in August 1999.


OPTION GRANTS IN LAST FISCAL YEAR


     The following table contains information concerning the stock option grants made to the Named Executive Officers during 2000. The amounts shown for potential realizable values are based upon assumed annualized rates of InfoCure stock price appreciation of 5% and 10% over the full ten-year term (or shorter term) of the options, as required by the Securities and Exchange Commission, and are not intended to represent or forecast possible future appreciation, if any, of the price of InfoCure common stock. In connection with the PracticeWorks Spin-Off, the terms of the options granted to Mr. Fine were adjusted in the manner described in the footnotes to the table. The options granted to the other individuals were converted into options to purchase shares of PracticeWorks common stock and, accordingly, their options to acquire InfoCure common Stock were cancelled.

                               INDIVIDUAL GRANTS


                                                                                       POTENTIAL REALIZABLE VALUE
                                                                                                   AT
                                NUMBER OF                                                ASSUMED ANNUAL RATES OF
                               SECURITIES     % OF TOTAL                                STOCK PRICE APPRECIATION
                               UNDERLYING      OPTIONS       EXERCISE                        FOR OPTION TERM
                                 OPTIONS      GRANTED TO    PRICE PER     EXPIRATION   ---------------------------
NAME                           GRANTED (#)    EMPLOYEES    SHARE ($/SH)      DATE         5% ($)        10% ($)
----                           -----------    ----------   ------------   ----------   ------------   ------------
Frederick L. Fine............         200(1)        *%        $31.19       01/01/10     $    3,923     $    9,942
                                1,200,000(2)     10.0           4.44       08/21/10      3,350,751      8,491,460
Richard E. Perlman...........         100           *          31.19       01/01/10          1,962          4,971
                                1,200,000        10.0           4.44       08/21/10      3,350,751      8,491,460
James K. Price...............         200           *          31.19       01/01/10          3,923          9,942
                                1,200,000        10.0           4.44       08/21/10      3,350,751      8,491,460
James A. Cochran.............         100           *           5.50       08/02/10            346            877
                                  250,000         2.1           4.44       08/21/10        698,073      1,769,054


---------------
 *  Less than one percent.
(1) In connection with the PracticeWorks Spin-Off, these options were converted into options to purchase 423 shares of InfoCure common stock at an exercise price of $14.74. The expiration date remained the same, and the potential realizable value of such options remained substantially the same.

(2) In connection with the PracticeWorks Spin-Off, these options were converted into options to purchase 2,540,004 shares of InfoCure common stock at an exercise price of $2.10. After the PracticeWorks Spin-Off, these options represent 21.3% of total options granted to employees. The expiration date remained the same, and the potential realizable value of such options remained substantially the same.


AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     Shown below is information with respect to the number of InfoCure shares acquired upon exercise of stock options and the aggregate gains realized on exercises during 2000 for the Named Executive Officers.

The table also sets forth the number of shares covered by exercisable and unexercisable options held by these executive officers on December 31, 2000 and the aggregate gains that would have been realized had these options been exercised on December 31, 2000, even though these options were not exercised, and the unexercisable options could not have been exercised at that time. In connection with the PracticeWorks Spin-Off, the unexercised options held by Mr. Fine were adjusted in the manner described in the footnotes to the table. The options held by the other individuals were converted into options to purchase shares of PracticeWorks common stock and accordingly, these options to acquire InfoCure common stock were cancelled.


                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED IN
                                                         UNDERLYING UNEXERCISED          THE MONEY OPTIONS AT
                          SHARES                     OPTIONS AT FISCAL YEAR END (#)     FISCAL YEAR END ($)(1)
                       ACQUIRED ON       VALUE       ------------------------------   ---------------------------
NAME                   EXERCISE (#)   REALIZED ($)   EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                   ------------   ------------   ------------    --------------   -----------   -------------
Frederick L.
  Fine(2)............    446,618       $3,806,291      270,650         1,633,732       $101,892       $173,262
Richard E. Perlman...    416,618        2,996,316      158,309         1,673,585         81,159        240,882
James K. Price.......    416,618        2,996,316      164,650         1,677,727         91,812        243,477
James A. Cochran.....         --               --       75,000           475,100             --             --

---------------
(1) The closing price for our common stock as reported by The Nasdaq Stock Market on December 29, 2000 was $3.75. The value is calculated on the basis of the difference between the option exercise price and $3.75, multiplied by the shares of common stock underlying the option.

(2) In connection with the PracticeWorks Spin-Off, Mr. Fine's exercisable options and unexercisable options were converted into options to acquire 572,876 and 3,458,071 shares, respectively, of InfoCure common stock. As of June 6, 2001, Mr. Fine resigned as a director of InfoCure and in connection therewith, Mr. Fine and InfoCure entered into a mutual Separation Agreement pursuant to which Mr. Fine's options to purchase 931,334 shares of InfoCure common stock were cancelled, of which options to purchase 232,833 shares had vested. Excluding the option shares that were cancelled, all unexercised and unvested options held by Mr. Fine as of June 6, 2001 are exercisable in full for five years, subject to certain conditions pursuant to the Separation Agreement. (See "Employment Contracts and Change of Control Arrangements" below).


EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

     The following are descriptions of the employment and change of control arrangements with individuals who were our Named Executive Officers prior to the PracticeWorks Spin-Off. In connection with the PracticeWorks Spin-Off, Messrs. Price, Perlman and Cochran resigned as executive officers of InfoCure to take executive positions at PracticeWorks, and Mr. Fine resigned as our Chief Executive Officer and President. Mr. Fine served as our Chairman of the Board of Directors after the PracticeWorks Spin-Off until his resignation on June 6, 2001. Mr. Fine is no longer a director, officer or employee of InfoCure.

     InfoCure entered into a four-year employment agreement with Frederick L. Fine in July 1998, and amended this agreement in June 1999. The agreement, as amended, provided for an initial annual base salary of $125,000 and a severance payment equal to three times the then-current annual base salary rate ($250,000 as of June 6, 2001) upon the termination of employment by InfoCure without cause or a voluntary termination in the event of a change of control of InfoCure. In addition, the agreement, as amended, provided for incentive compensation pursuant to a program established by the Board of Directors, a cash bonus payment in the event that InfoCure meets certain earnings thresholds and a non-qualified option to purchase shares of InfoCure's common stock at fair market value, vesting over four years. The agreement, as amended, provided for 100% vesting of all outstanding stock options upon a change of control of InfoCure. The agreement, as amended, provided for an additional gross-up payment to be made to Mr. Fine in the event that, upon a change in the ownership or effective control of InfoCure or in the ownership of a substantial portion of the assets of InfoCure, any payments to Mr. Fine would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended. Mr. Fine was able to participate in InfoCure's employee benefit programs. In November 2000, InfoCure and Mr. Fine agreed to mutually terminate the foregoing agreement, as amended, and entered into a new four-year employment agreement. Except as described below, the terms of the new agreement were substantially similar to the terms of the prior agreement. The new agreement provided that upon the PracticeWorks Spin-Off, Mr. Fine was to become the Chairman of the Board and resign as Chief Executive Officer and President. Mr. Fine was to receive an annual base salary of $250,000 and was eligible to receive a cash bonus identical to the cash bonus awarded to our President and/or Chief Executive Officer. The nonqualified stock option granted under this agreement was to vest generally over three years and all outstanding options would immediately vest upon a termination of employment by InfoCure without cause. Upon a change in control or termination by InfoCure without cause, medical and dental insurance benefits would continue for two years under the new agreement. The agreement also provided that during the term of the agreement, Mr. Fine was to own or have the right to purchase an aggregate number of shares of InfoCure's common stock which is not less than 3% of the then-outstanding shares of common stock (on an as-converted basis).


     Effective as of June 6, 2001, InfoCure entered into a Separation Agreement with Mr. Fine pursuant to which Mr. Fine's relationship with InfoCure was mutually terminated. Under this agreement, Mr. Fine agreed to release any and all claims that he ever had or now has against InfoCure and certain related parties, and InfoCure agreed to release all claims that it may have against Mr. Fine arising out of Mr. Fine's employment with and separation from InfoCure. Also, under the Separation Agreement Mr. Fine shall receive the termination benefits (as discussed above) and remain subject to the restrictions called for under his employment agreement with InfoCure, except that (A) Mr. Fine agreed to apply his severance payment ($484,125, net of withholdings) to (i) withholdings resulting from income reported under a deferred compensation agreement between InfoCure and Mr. Fine and (ii) interest accrued as of March 31, 2001 on certain indebtedness (the "Notes") owed by Mr. Fine to InfoCure (see "Certain Transactions" below), (B) Mr. Fine granted InfoCure a first lien security interest on 1,000,000 shares of InfoCure common stock owned by Mr. Fine to secure repayment of the Notes, (C) Mr. Fine shall (x) grant InfoCure a first lien security interest on all shares received upon exercise of his stock options to secure repayment of the Notes or (y) apply the net proceeds from any and all sales of shares purchased upon exercise of his stock options towards repayment of the Notes, (D) Mr. Fine agreed to an exercise period of five years, instead of the ten years provided under his employment agreement, for all of his outstanding stock options, and (E) Mr. Fine agreed to the cancellation by InfoCure of options previously granted to purchase 931,334 shares of InfoCure common stock. In addition, InfoCure agreed to extend the maturity dates of the Notes, and the due date for interest accruing after March 31, 2001, to December 31, 2002. InfoCure's results for the quarter ending June 30, 2001 will include a charge of approximately $780,000 relating to Mr. Fine's separation from the Company.


     InfoCure entered into a four-year employment agreement with James K. Price in July 1998, and amended this agreement in June 1999. The agreement, as amended, provided for an initial annual base salary of $125,000 and a severance payment equal to three times the then-current annual base salary rate upon the termination of employment by InfoCure without cause or a voluntary termination in the event of a change of control of InfoCure. In addition, the agreement, as amended, provided for incentive compensation pursuant to a program established by the Board of Directors, a cash bonus payment in the event that InfoCure meets certain earnings thresholds and a non-qualified option to purchase shares of InfoCure's common stock at fair market value, vesting over four years. The agreement, as amended, provided for 100% vesting of all outstanding stock options upon a change of control of InfoCure. The agreement, as amended, provided for an additional gross-up payment to be made to Mr. Price in the event that, upon a change in the ownership or effective control of InfoCure or in the ownership of a substantial portion of the assets of InfoCure, any payments to Mr. Price would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended. Mr. Price was able to participate in InfoCure's employee benefit programs. This agreement, as amended, was terminated in connection with the PracticeWorks Spin-Off.

     InfoCure entered into a four-year employment agreement with Richard E. Perlman in January 1998, and amended the agreement in June 1999. The agreement, as amended, provided for an annual base salary of $120,000 and a severance payment equal to three times the then-current annual base salary rate upon termination of employment by InfoCure without cause or a voluntary termination in the event of a change of control of InfoCure. Under the agreement, as amended, Mr. Perlman was eligible to receive incentive compensation pursuant to a program established by the Board of Directors, a cash bonus payment in the event InfoCure met certain earnings thresholds and a nonqualified option to purchase shares of InfoCure's common stock at fair market value, vesting over four years. The agreement, as amended, provided for 100% vesting of all outstanding stock options upon a change of control of InfoCure. The agreement, as amended, provided for an additional gross-up payment to be made to Mr. Perlman in the event that, upon a change in the ownership or effective control of InfoCure or in the ownership of a substantial portion of the assets of InfoCure, any payments to Mr. Perlman would be subject to an excise tax under
Section 4999 of the Internal Revenue Code of 1986, as amended. In addition, Mr. Perlman was able to participate in InfoCure's employee benefit programs. This agreement, as amended, was terminated in connection with the PracticeWorks Spin-Off.


     In August 1999, InfoCure entered into a three-year employment agreement with James A. Cochran that provided for an annual base salary of $125,000 and a severance payment equal to three times the then-current annual base salary rate upon termination of employment by InfoCure without cause or a voluntary termination in the event of a change of control of InfoCure. Under the agreement, Mr. Cochran was eligible to receive incentive compensation pursuant to a program established by the Board of Directors and a nonqualified option to purchase shares of InfoCure's common stock at fair market value, vesting over four years. In addition, Mr. Cochran was able to participate in InfoCure's employee benefit programs. This agreement was terminated in connection with the PracticeWorks Spin-Off.


     The following are descriptions of the employment and change of control arrangements made with persons serving as key executive officers of InfoCure following the PracticeWorks Spin-Off:

     InfoCure entered into a four-year employment agreement with Joseph M. Walsh on July 24, 2000. The agreement provides for an initial annual base salary of $250,000 and a severance payment equal to three times the then-current annual base salary rate and a pro-rated annual bonus upon the termination of employment by InfoCure without cause or a voluntary termination in the event of a change of control of InfoCure. In addition, the agreement provides for incentive compensation pursuant to a program established by the Board of Directors, a cash bonus payment in the event that certain performance goals are met and a non-qualified option to purchase shares of InfoCure's common stock at fair market value, generally vesting over three years. Further, the agreement provides that during the term of the agreement, Mr. Walsh shall own or have the right to purchase an aggregate number of shares of InfoCure's common stock which is not less than 3% of the then-outstanding shares of common stock (on an as-converted basis). The agreement provides for 100% vesting of all outstanding stock options upon a change of control of InfoCure or upon a termination of employment by InfoCure without cause. The agreement provides for an additional gross-up payment to be made to Mr. Walsh in the event that, upon a change in the ownership or effective control of InfoCure or in the ownership of a substantial portion of the assets of InfoCure, any payments to Mr. Walsh would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended. Mr. Walsh is able to participate in InfoCure's employee benefit programs.

     InfoCure entered into a four-year employment agreement with Stephen N. Kahane on July 24, 2000. The agreement provides for an initial annual base salary of $190,000 and a severance payment equal to three times the then-current annual base salary rate upon the termination of employment by InfoCure without cause or a voluntary termination in the event of a change of control of InfoCure. In addition, the agreement provides for incentive compensation pursuant to a program established by the Board of Directors and a non-qualified option to purchase shares of InfoCure's common stock at fair market value, generally vesting over three years. Further, the agreement provides for a cash bonus of $120,000 for the year ended December 31, 2000, and thereafter, a cash bonus payment as determined by the Chief Executive Officer and/or the Compensation Committee. The agreement provides for 100% vesting of all outstanding stock options upon a change of control of InfoCure or upon a termination of employment by InfoCure without cause. The agreement provides for an additional gross-up payment to be made to Dr. Kahane in the event that, upon a change in the ownership or effective control of InfoCure or in the ownership of a substantial portion of the assets of InfoCure, any payments to Dr. Kahane would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended. Dr. Kahane is able to participate in InfoCure's employee benefit programs.

     InfoCure entered into a four-year employment agreement with Michael A. Manto on July 24, 2000. The agreement provides for an initial annual base salary of $190,000 and a severance payment equal to three times the then-current annual base salary rate and a pro-rated annual bonus upon the termination of employment by InfoCure without cause or a voluntary termination in the event of a change of control of InfoCure. In addition, the agreement provides for incentive compensation pursuant to a program established by the Board of Directors, a cash bonus payment in the event that that certain performance goals are met and a non-qualified option to purchase shares of InfoCure's common stock at fair market value, generally vesting over three years. Further, the agreement provides that during the term of the agreement, Mr. Manto shall own or have the right to purchase an aggregate number of shares of InfoCure's common stock which is not less than 2% of the then-outstanding shares of common stock (on an as-converted basis). The agreement provides for 100% vesting of all outstanding stock options upon a change of control of InfoCure or upon a termination of employment by InfoCure without cause. The agreement provides for an additional gross-up payment to be made to Mr. Manto in the event that, upon a change in the ownership or effective control of InfoCure or in the ownership of a substantial portion of the assets of InfoCure, any payments to Mr. Manto would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended. Mr. Manto is able to participate in InfoCure's employee benefit programs.

                              CERTAIN TRANSACTIONS


     InfoCure and WebMD Corporation, formerly Healtheon/WebMD Corporation ("WebMD"), entered into a Letter Agreement on February 11, 2000 (the "Letter Agreement") providing for, among other things, WebMD's $10 million contribution to InfoCure in exchange for 400,000 shares of convertible redeemable preferred stock in InfoCure's proposed VitalWorks subsidiary. In connection with this Letter Agreement, InfoCure and WebMD entered into a Marketing Agreement. The Letter Agreement also contemplated the investment of an additional $90 million upon completion of an initial public offering of the VitalWorks subsidiary, subject to regulatory approval and requisite board approval. Subsequently, InfoCure cancelled its previously announced plans to conduct an initial public offering of the VitalWorks subsidiary. The terms of the agreement with WebMD provided that because the initial public offering of the VitalWorks subsidiary was not completed by November 11, 2000: (i) the initial $10 million in Series A Preferred Stock of the VitalWorks subsidiary is exchangeable, at WebMD's option, into InfoCure's common stock at a per share conversion price equal to the average closing price of InfoCure's common stock for the twenty trading days immediately prior to the ninth month anniversary of the agreement, equal to 1,929,012 shares of InfoCure common stock, representing approximately 5.2% of

InfoCure's issued and outstanding shares, and (ii) WebMD is no longer obligated to make the additional $90 million investment contemplated by the agreement. On March 8, 2001, InfoCure filed a lawsuit against WebMD with respect to certain disputes arising in connection with the Marketing Agreement.

     On June 30, 2000, Mr. Fine borrowed $3,115,716 from the Company in the form of a promissory note bearing interest at prime plus 0.5%. As of December 31, 2000, none of the principal had been repaid, and accrued interest approximating $156,000 was past due. The note was subsequently amended on March 5, 2001 to extend the maturity date to December 31, 2001. In June 2001, the Company entered into a Separation Agreement with Mr. Fine pursuant to which (i) the Company agreed to extend the maturity date of the note, and the due date for interest accruing after March 31, 2001, to December 31, 2002, (ii) Mr. Fine agreed to apply a part of the severance payment received from the Company to pay off all interest accrued on the note through and including March 31, 2001, (iii) Mr. Fine agreed to grant a first lien security interest in 1,000,000 shares of InfoCure common stock to secure repayment of the note and (iv) Mr. Fine agreed to grant a first lien security interest on all shares received upon exercise of options to secure repayment of the note or apply the net proceeds from any and all sales of such shares to repayment of the note.

     On June 30, 2000, Mr. Perlman borrowed $1,449,049 from the Company in the form of a promissory note. The note was subsequently amended on March 5, 2001. The note, as amended, bears interest at a rate of prime plus 0.5% per annum and is due December 31, 2001. On June 8, 2001, Mr. Perlman paid $123,487 to InfoCure, representing accrued interest through May 31, 2001.

     On June 30, 2000, Mr. Price borrowed $673,144 from the Company in the form of a promissory note. The note was subsequently amended on March 5, 2001. The note, as amended, bears interest at a rate of prime plus 0.5% per annum and is due December 31, 2001. On May 25, 2001, Mr. Price paid $48,346 to InfoCure, representing accrued interest through March 31, 2001.

     On June 30, 2000, the Company received a note receivable from Mr. Fine in an amount of $2,691,882 in connection with Mr. Fine's exercise of vested stock options. The note bears interest at a rate of prime plus 0.5% per annum and is due June 30, 2002. As of December 31, 2000, the accrued interest on the note was approximately $136,000. In June 2001, the Company entered into a Separation Agreement with Mr. Fine pursuant to which (i) the Company agreed to extend the maturity date of the note, and the due date for interest accruing after March 31, 2001, to December 31, 2002, (ii) Mr. Fine agreed to apply a part of the severance payment received from the Company to pay off all interest accrued on the note through and including March 31, 2001, (iii) Mr. Fine agreed to grant a first lien security interest in 1,000,000 shares of InfoCure common stock to secure repayment of the note and (iv) Mr. Fine agreed to grant a first lien security interest on all shares received upon exercise of options to secure repayment of the note or apply the net proceeds from any and all sales of such shares to repayment of the note.

     On June 30, 2000, the Company received a note receivable from Mr. Perlman in an amount of $2,122,800 in connection with Mr. Perlman's exercise of vested stock options. The note bears interest at a rate of prime plus 0.5% per annum and is due June 30, 2002. On June 8, 2001, Mr. Perlman paid $180,903 to InfoCure, representing accrued interest through May 31, 2001.

     On June 30, 2000, the Company received a note receivable from Mr. Price in an amount of $2,122,800 in connection with Mr. Price's exercise of vested stock options. The note bears interest at a rate of prime plus 0.5% per annum and is due June 30, 2002. On May 25, 2001, Mr. Price paid $152,464 to InfoCure, representing accrued interest through March 31, 2001.

                      REPORT OF THE COMPENSATION COMMITTEE

     In 2000, the Compensation Committee consisted of Messrs. Elliot and Welsh. As of April 24, 2001, the Compensation Committee consisted of Messrs. Adams and DeNelsky, and, as of June 13, 2001, Mr. Shepherd was appointed to the committee. It is the Compensation Committee's responsibility to:

     - establish the compensation policies applicable to the executive officers and determine the annual compensation of each executive officer;

     - exercise all rights, authority and functions of the Board of Directors under the various stock incentive plans; and

     - perform such other duties as the Board of Directors from time to time may direct.

     In performing these duties, we consider recommendations from management along with other factors. We also had an executive compensation consultant available to us.

THE COMPENSATION COMMITTEE'S PHILOSOPHY

     Our philosophy on establishing executive compensation is to:

     - foster a high performance culture that motivates and retains high-performing executives; and

     - orient total compensation more toward stock-based compensation than cash compensation.

     In implementing this philosophy, we establish executive compensation policies based on current corporate performance, the potential for future performance gains, whether stockholder value has been or will be enhanced, and competitive market conditions for executives in similar positions at local, regional and national companies having similar revenues and number of employees. We evaluate these factors for each officer on an annual basis, including consideration of the contribution made by each officer over the prior fiscal year. InfoCure's compensation package for its officers includes a combination of an annual salary, bonus and stock option grants. We believe that stock-based compensation in the form of stock option grants are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value and present the best opportunity for us to establish executive compensation that will foster the overall development of InfoCure. Accordingly, we bias our compensation for executive officers in favor of stock options rather than cash compensation in the form of salaries or bonuses. Our executive compensation provides an overall level of compensation opportunity that is competitive with companies in our industry of comparable size and complexity.

     During 2000, InfoCure's compensation consultant presented a report regarding InfoCure's executive officer compensation package to members of the Board of Directors and of the Compensation Committee and consulted with them regarding appropriate compensation for executive officers. The members of the Compensation Committee considered the report and recommendation of this consultant in setting base salaries, bonus and stock option awards for 2000.

     Base Salary. Base salaries for InfoCure's executive officers are established under employment contracts. We review and approve these salaries annually. In determining base salaries, we take into consideration competitive market practices and each individual's role and responsibilities in the organization. Because our overall compensation philosophy is to link executive compensation with increases in stockholder value by providing a substantial portion of overall compensation in the form of stock options, our objective in setting base salaries is generally to provide total cash compensation at a level that is below the median for comparable companies.

     Bonus. We award our executive officers discretionary year-end bonuses. These bonuses reflect each individual's specific responsibilities, experience and overall performance as well as the performance of InfoCure during the year. Consistent with our overall compensation philosophy, the amount of bonuses awarded are set such that total cash compensation to our executives, including bonuses, is below the median for comparable companies.

     Stock Option Grants. The grant of stock options is designed to align the interests of executive officers with those of stockholders in InfoCure's long-term performance. Options granted to our executive officers have an exercise price equal to at least 100% of the fair market value of InfoCure's common stock on the date of grant and expire not later than ten years from the date of grant. During 2000, it was the practice of the Committee to grant stock options which generally vest over a three to four-year period from the date of the grant. Option awards for our executive officers are based on our assessment of the contributions to InfoCure of each officer, recommendations of the Chief Executive Officer for officers other than the Chief Executive Officer and consultation with InfoCure's executive compensation consultant. In 2000, we granted stock options to Messrs. Fine, Perlman, Price, Cochran, Walsh and Manto and Dr. Kahane. We believe these stock option awards, combined with previous stock option awards and cash compensation, provide overall compensation that is competitive with comparable companies in our industry.

     Chief Executive Officer Compensation. We followed the same policies described above in setting the annual salary, bonus and stock option awards for Mr. Fine in 2000. Until March 5, 2001, Mr. Fine served as Chief Executive Officer under an employment contract, dated June 1, 1998, as amended in June 1999, and superseded in November 2000, which was approved by the members of the Compensation Committee. Mr. Fine's compensation until November 9, 2000 consisted of an annual base salary of $125,000. In November 2000, InfoCure and Mr. Fine agreed to mutually terminate the foregoing agreement and entered into a new four-year employment agreement, which was approved by the members of the Compensation Committee. As of November 10, 2000, Mr. Fine's compensation consisted of an annual base salary of $250,000. Mr. Fine also received an annual cash bonus of $4,000 and options to acquire 1,200,200 shares of InfoCure common stock which were converted into options to acquire 2,540,427 shares of InfoCure common stock in connection with the PracticeWorks Spin-Off. We believe this combination of base salary, annual bonus and stock option awards provided compensation that was consistent with our overall executive compensation philosophy.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Internal Revenue Code. Incentive stock-based awards granted prior to fiscal 1999 by the Company generally qualify as a performance-based compensation pursuant to the "grandfather" provision of Section 162(m). Based on the compensation awarded to the Chief Executive Officer and the other Named Executive Officers, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. Nevertheless, the Compensation Committee reserves the right to grant compensation above the limits of Section 162(m) if it deems such grant to be in the best interests of the stockholders of the Company.

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                                          By the Compensation Committee:
                                          James D. Elliot
                                          Raymond H. Welsh

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, the Compensation Committee consisted of Messrs. Elliott and Welsh, our independent directors. Neither Mr. Elliott nor Mr. Welsh has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

     None of the Company's executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee.

                         REPORT OF THE AUDIT COMMITTEE

     In 2000, the Audit Committee of the Company's Board of Directors consisted of two members, Messrs. Elliott and Welsh. As of March 5, 2001, Messrs. Elliott and Welsh resigned from the Audit Committee. Messrs. Adams and DeNelsky were appointed to the Audit Committee as of April 24, 2001, and as of June 13, 2001, Mr. Shepherd was appointed to the committee. The former and current members of the Audit Committee each are independent, as defined by the rules of the Nasdaq Stock Market. In April 2001, the Board of Directors adopted the written charter for the Audit Committee attached to this Proxy Statement as Annex A.

     The Audit Committee composed of Messrs. Elliott and Welsh (the "2000 Audit Committee") reviewed the Company's audited financial statements for the fiscal year ended December 31, 2000 and discussed these financial statements with management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes.

     As appropriate, the Audit Committee reviews and evaluates, and discusses with management, internal accounting, financial and auditing personnel and the independent accountants, the following:

     - the plan for, and the independent accountants' report on, each audit of the Company's financial statements;

     - the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to the Company's stockholders;

     - changes in the Company's accounting practices, principles, controls or methodologies;

     - significant developments or changes in accounting rules applicable to the Company; and

     - the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

     The 2000 Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with BDO Seidman, LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Audit Committee, among other things, the following:

     - methods to account for significant unusual transactions;

     - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the accountants' conclusions regarding the reasonableness of those estimates; and

     - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     The Company's independent auditors also provided the 2000 Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires accountants annually to disclose in writing all relationships that in the accountants' professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the 2000 Audit Committee discussed with the independent auditors their independence from the Company.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent accountants, the 2000 Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          By the Audit Committee:
                                          James D. Elliot
                                          Raymond H. Welsh

INDEPENDENT ACCOUNTANT FEES AND OTHER MATTERS


     Audit Fees. For the fiscal year ended December 31, 2000, BDO Seidman, LLP billed the Company an aggregate of approximately $402,000 in fees and expenses for professional services rendered in connection with the audit of the Company's financial statements, including PracticeWorks, for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.



     Financial Information Systems Design and Implementation Fees. BDO Seidman, LLP billed the Company an aggregate of approximately $43,000 in fees and expenses for professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000 in connection with financial information systems design or implementation, the operation of its information system or the management of its local area network.



     All Other Fees. BDO Seidman, LLP billed the Company an aggregate of approximately $951,000 in fees and expenses for other services rendered to the Company and its affiliates, including PracticeWorks, for the fiscal year ended December 31, 2000. A substantial portion of these fees and expenses were for services traditionally provided by auditors, including work performed in connection with registration statements, due diligence procedures performed in connection with mergers and acquisitions and tax, and other financial consulting services.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total return on InfoCure's common stock with The Nasdaq National Market index (U.S. companies) and Russell 2000 index for the period from July 10, 1997 to December 31, 2000. The comparison assumes that $100 was invested on July 10, 1997, the effective date of InfoCure's initial public offering, in InfoCure's common stock and in each of the comparison indices, and assumes reinvestment of dividends, where applicable. The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's common stock. Information used in the graph was obtained from Research Data Group, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

[PERFORMANCE GRAPH]

                             7/10/97    12/31/97    12/31/98    12/31/99    12/31/00
                             -------    --------    --------    --------    --------
InfoCure common stock         $100        $208        $728       $1,386       $167
Nasdaq National Market
  index                       $100        $106        $149       $  278       $167
Russell 2000 index            $100        $110        $107       $  130       $126

                                   PROPOSAL 2

                       SELECTION OF INDEPENDENT AUDITORS

     Subject to ratification by the stockholders at the Annual Meeting, the Board of Directors has selected the firm of BDO Seidman, LLP as independent auditors for InfoCure for the year ending December 31, 2001. If the stockholders do not ratify the selection of BDO Seidman, LLP, the Board of Directors will reconsider the matter. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR INFOCURE FOR THE YEAR ENDING DECEMBER 31, 2001.

                                 OTHER MATTERS

ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report of InfoCure for the year ended December 31, 2000, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

ANNUAL REPORT ON FORM 10-K


     WE WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY HOLDER OF OUR COMMON STOCK OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 16, 2001, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT EXHIBITS THERETO. WE WILL PROVIDE COPIES OF THE EXHIBITS UPON WRITTEN REQUEST BY ELIGIBLE STOCKHOLDERS, AND WE MAY IMPOSE A REASONABLE FEE FOR PROVIDING SUCH EXHIBITS. REQUESTS FOR COPIES OF THE EXHIBITS TO OUR ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO:


                                          INFOCURE CORPORATION
                                          ATTN: INVESTOR RELATIONS
                                          239 ETHAN ALLEN HIGHWAY
                                          RIDGEFIELD, CONNECTICUT 06877

STOCKHOLDER PROPOSALS

     The Company expects to hold its 2002 Annual Meeting by June 2002 and mail its proxy statement in connection therewith by May 2002. Accordingly, proposals of stockholders that are intended to be presented at InfoCure's 2002 Annual Meeting of Stockholders must be submitted in writing and received by us on or before January 15, 2002 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

     According to InfoCure's Second Amended and Restated Bylaws, a stockholder proposal may only be acted upon at an Annual Meeting of Stockholders if the stockholder gives notice to InfoCure of such proposal at least 90 but not less than 60 days before such Annual Meeting; provided, however, that if InfoCure gives less than 60 days notice or prior public disclosure of the date of the Annual Meeting, notice by the stockholder must be given to InfoCure not later than the tenth day following the earlier of the date on which such notice of the meeting was mailed or the date on which such public disclosure was made. Accordingly, any stockholder proposals intended to be presented from the floor at our 2002 Annual Meeting of Stockholders must be submitted in writing at least 90 but not less than 60 days from such meeting, except as noted above, or the persons appointed as proxies may exercise their discretionary voting authority with respect to the stockholder proposal.

OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING


     The Board of Directors knows of no other matters which may properly be and are likely to be brought before the meeting, other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.


EXPENSES OF SOLICITATION

     InfoCure will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and the accompanying proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others so that they may forward such materials to such beneficial owners. InfoCure may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners.

                                          By Order of the Board of Directors,

                                          /s/ Joseph M. Walsh
                                          Joseph M. Walsh
                                          Chairman of the Board, President and
                                          Chief Executive Officer

June 15, 2001
Ridgefield, Connecticut

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE OR VOTE OVER THE INTERNET. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES OR VOTED OVER THE INTERNET.

                                                                         ANNEX A

                            AUDIT COMMITTEE CHARTER

                              INFOCURE CORPORATION
                                (THE "COMPANY")

                            AUDIT COMMITTEE CHARTER

I. MEMBERSHIP

     A. Number. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C below.

     B. Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

          1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

          2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

          3. Is not employed as an executive of an entity having a compensation committee which includes any of the Company's executives;

          4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation -- other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation -- greater than $60,000; and

          5. Has not in any of the past three years been a partner in, or controlling stockholder or executive of, a for-profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its stockholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

     C. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

     D. Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II. RESPONSIBILITIES OF THE AUDIT COMMITTEE

     The Audit Committee shall assist the board of directors in fulfilling its responsibilities to stockholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

          A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

          B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for stockholder approval in any proxy statement, and to select, evaluate and (where appropriate) replace the outside auditor.

          C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

          D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the outside auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

          E. The Audit Committee shall review and discuss the Company's audited financial statements with the Company's management.


          F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.


          G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

          H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of securityholders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

          I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

          J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

          K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

          L. The Audit Committee shall meet privately at least once per year with: (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person, if any, responsible for the internal audit activities of the Company.

PROXY

                              INFOCURE CORPORATION
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF STOCKHOLDERS ON FRIDAY, JULY 13, 2001

     The undersigned hereby appoints Joseph M. Walsh, Michael A. Manto and Stephen L. Hicks, Esq., and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of InfoCure Corporation, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Friday, July 13, 2001 at 10:00 a.m., local time, at Ridgefield Community Center, 316 Main Street, Ridgefield, Connecticut 06877, or at any adjournment thereof, upon matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting of Stockholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(1)  To elect the six (6) directors listed below:


           [ ] FOR all nominees listed      [ ] WITHHOLD AUTHORITY to vote for
               (except as marked below          all nominees listed
                to the contrary)



                 Joseph M. Walsh
                 Stephen N. Kahane, M.D., M.S.
                 Michael A. Manto
                 Kenneth R. Adams
                 Stephen J. DeNelsky
                 David B. Shepherd


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

(2) To ratify the appointment of BDO Seidman, LLP as independent auditors of InfoCure to serve for 2001:

          [ ] FOR                    [ ] AGAINST                [ ] ABSTAIN


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THIS PROXY.


                (Continued, and to be signed, on the other side)

                           (Continued from other side)

                 Date                                    , 2001
                      -----------------------------------

                 ----------------------------------------------

                 ----------------------------------------------

                 Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON FRIDAY, JULY 13, 2001. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.